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JAPAN GROWTH FUND
SCHEDULE 16 CALCULATIONS

COMMON SHARES

For the Year Ended October 31, 1997

     Return With Waivers:

          ((10,147-10,000)/10,000) = 1.47%

     Return Without Waivers:

          ((10,064-10,000)/10,000 =  .64%

For Inception (12/29/95) thru October 31, 1997

     Return With Waivers:

          ((9,994-10,000)/10,000) 1/1.84384 -1) = -.03%

     Return Without Waivers:

          ((9,801-10,000)/10,000) 1/1.84384 - 1) = -1.08%

ADVISOR SHARES

For the Year Ended October 31, 1997

     Return With Waivers:

          ((10,061-10,000)/10,000) = .61%

     Return Without Waivers:

          ((9,929-10,000)/10,000) = - -.71%

For Inception (12/29/95) thru October 31, 1997

     Return With Waivers:

          ((9,890-10,000)/10,000) 1/1.84384 - 1) = -.60%

     Return Without Waivers:

          ((9,740-10,000)/10,000) 1/1.84384 -1) = -1.42%